SAMPLE

     INDIVIDUAL CONTRACT FOR A SPECIFIC TIME PERIOD SIGNED BY NORTH AMERICAN SHOE CORPORATION, S.A. DE C.V. (ANONYMOUS CORPORATION WITH VARIABLE CAPITAL), REPRESENTED BY HERNAN URRUTIA AND, VAZQUEZ BERUMEN ANA LILIA, TO INCLUDE THE FOLLOWING DECLARATIONS AND CLAUSES: -------------

                             D E C L A R A T I O N S

     I.- NORTH AMERICAN SHOE COMPANY, S.A. DE C.V. declares:

     a). that it is a Mexican corporation, legally created based on Mexican law.
     b). that its address is: Calle 3 No. 123 Frac. Bulevares Zacatecas, Zac.
     c). that its objective is: to offer technical and administrative services, or services of any other nature, among others.
     d). that for extenuating circumstances it requires the contracting of a person for the position of operator for a period of 60 days.

     II.- Mr/Mrs/Miss Vazquez Berumen Analilia declares:

     a). to be of Mexican nationality, 16 years old, single, sex: female and lives in Las Catarinas.
     b). to have the knowledge, skills and experience required to carry out the position of operator.

                                  C L A U S E S

     FIRST.- Both parties are in agreement that, for the purposes of abbreviation, the following words shall be used: "THE COMPANY" to denote NORTH AMERICAN SHOE COMPANY S.A. DE C.V. "THE WORKER" to refer to Vazquez Berumen Analilia and "THE LAW" in reference to the Federal Labor Law.

     SECOND.-  THE  WORKER   pledges  to  offer  her  services  to  THE  COMPANY
principally in the position of operator for a period of 60 days, which is the duration of this contract and shall cover all responsibilities that are derived from this contract, THE LAW and the customs of THE COMPANY.

     THIRD.- THE WORKER pledges to offer her services with appropriate dedication and care, in the manner and under the conditions which THE COMPANY indicates, carrying out all of the work inherent to the position mentioned in the previous clause and all those tasks that are directly or indirectly related with said position.

     FOURTH.- THE WORKER pledges to offer her services at: Carretera Fresnillo Plateros Km. 2, Fresnillo, Zacatecas or at any other address that THE COMPANY indicates, or may set forth in Mexico City or any other place in the Mexican Republic.

     FIFTH.- THE COMPANY retains the power to change the worker from the previously mentioned position to another, from one activity to another, within the positions of THE COMPANY, provided that such changes are made without a decrease in salary, and THE WORKER pledges to perform the duties or activities of the new position.

     SIXTH.- In the same manner, THE COMPANY retains the right, according to its administration, to change the systems of work and organization of activities and, as a result, THE WORKER shall be required to obey any and all orders related directly or indirectly to the new systems or organization.

     SEVENTH.- The day shift consists of 48 hours per week, the night shift of 42 hours per week and the mixed shift consists of 47 hours per week.

     In accordance with Article 59 of THE LAW, THE COMPANY and THE WORKER may agree to distribute the weekly work schedule in a manner so that they may rest on Saturday and enjoy Sunday as a day off each week, on the understanding that THE COMPANY may freely distribute the duration of the legal maximum number of hours from Monday to Saturday and THE WORKER pledges to work this schedule.

     THE COMPANY shall determine, according to the needs of work, the shift in which THE WORKER shall offer her services, thus it retains the right to change the worker from one shift to another and THE WORKER pledges to work in the schedule duly fixed.

     EIGHTH.- THE WORKER shall receive as a daily salary the sum of $32.70 (thirty-two Mexican pesos and seventy cents). The salary shall be paid on the last working day of each week at the end of the shift in the place of work.

     NINTH.- THE WORKER pledges to assign the people that will incorporate, for the workers, a committee to complete the training and development of the workers.

     Both parties will comply with the programs, in accordance with the Training and Development Coordination Unit that is registered with the Training and Development Mixed Committee.

     TENTH.- THE WORKER agrees to submit to any medical examinations that may be necessary at the time THE COMPANY determines.

     ELEVENTH.- THE WORKER shall have a vacation period that is in proportion to the time worked, corresponding to the terms set forth in Article 76 of THE LAW or whenever Federal or Local Law indicates for election purposes.

     THE COMPANY retains the right to determine the dates on which THE WORKER may take her vacation depending on the needs for her services.

     THE WORKER shall have a vacation bonus consisting of 25% on top of the salary that corresponds to the vacation period.

     TWELFTH.- THE WORKER shall receive full salary for the following  holidays:
January 1, February 5, March 21, May 1, September 16, November 20, December 25 and December 1 every sixth year when a Presidential Inauguration takes place.

     Should THE COMPANY deem it necessary, and with preliminary authorization, THE WORKER must on work any of the previously mentioned days,

     THE WORKER shall offer her services and shall receive the salary determined in Article 75 of THE LAW.

     THIRTEENTH.- Since THE WORKER is affiliated with the Mexican Social Health Institute, THE COMPANY will not accept private medical doctor's papers or prescriptions given by the Mexican Social Health Institute as proof of sickness.

     FOURTEENTH.- THE COMPANY shall remunerate the worker with a Christmas bonus, equivalent to 15 days of the salary previously mentioned, before December 20 of each year, provided that THE WORKER has worked the whole year. This payment shall be proportional to the time worked if less than one year, in accordance with the terms of Article 84 of the Federal Labor Law.

     FIFTEENTH.- THE WORKER shall be obliged to work overtime when the administration expresses this need in writing. Without this document no overtime shall be paid to the worker. THE WORKER is also obliged to submit herself to the attendance controls that THE COMPANY presently uses or sees fit to implement, in accordance with the position, category or department.

     SIXTEENTH.- Both parties agree that they are following THE LAW in all matters not expressly set forth in this contract.

     This contract shall be signed in duplicate, with each party retaining a copy, in Fresnillo, Zacatecas on February 23, 2000


THE COMPANY                                              THE WORKER

                                                     Ana Lilia Vazquez Berumen
Mr. Hernan Bernardo Urrutia                          Vazquez Berumen Analilia